Exhibit 10.6

Execution Version

AMENDED AND RESTATED FORWARD PURCHASE CONTRACT

This Amended and Restated Forward Purchase Contract (this “Agreement”) is entered into as of July 5, 2021, by and between CFAC Holdings V, LLC, a Delaware limited liability company (the “Purchaser”), Satellogic Inc., a business company with limited liability incorporated under the laws of the British Virgin Island (“PubCo”), and CF Acquisition Corp. V, a Delaware corporation (“SPAC”).

Recitals

WHEREAS, SPAC was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”);

WHEREAS, in connection with SPAC’s initial public offering (the “IPO”), SPAC and the Purchaser entered into the forward purchase contract, dated January 28, 2021 (the “Existing FPC”), pursuant to which immediately prior to the closing of the Business Combination, SPAC would issue and sell, and the Purchaser would purchase, on a private placement basis, for $10,000,000 an aggregate of (i) 1,000,000 units (the “Units”), each Unit comprising one share of Class A common stock of SPAC, par value $0.0001 per share (“SPAC Class A Common Stock”), and one-third of one warrant (“SPAC Warrant”) and (ii) 250,000 shares of SPAC Class A Common Stock (together, the “SPAC Forward Purchase Securities”) on the terms and conditions set forth therein;

WHEREAS, SPAC has proposed to effect a Business Combination on the terms, and subject to the conditions set forth in, the agreement and plan of merger, dated as of the date of this Agreement, by and among SPAC, PubCo, Ganymede Merger Sub 1 Inc., Ganymede Merger Sub 2 Inc. and Nettar Group Inc. (as amended, modified or supplemented, from time to time, the “Merger Agreement”, and such proposed Business Combination, the “Proposed Business Combination”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, SPAC and the Purchaser wish to amend and restate the Existing FPC in its entirety as provided herein to, among other matters set forth herein, replace the commitment made by the Purchaser to purchase the SPAC Forward Purchase Securities with a commitment by the Purchaser to purchase 1,250,000 PubCo Class A Ordinary Shares (as defined in the Merger Agreement) (“PubCo Forward Purchase Shares”) and 333,333 Assumed SPAC Warrants (as defined in the Merger Agreement) (the “PubCo Forward Purchase Warrants”, and together with the PubCo Forward Purchase Shares, the “PubCo Forward Purchase Securities”). In addition, the Purchaser may be issued additional PubCo Class A Ordinary Shares in the event the Adjustment Period VWAP (as defined below) is less than $10.00.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

In connection therewith, the Subscriber, the Company, and the Issuer agree as follows:

1.    Definitions.

“Adjustment Period” shall mean the 30 calendar day period ending on (and including) the Effectiveness Date (as defined below).

“Adjustment Period VWAP” means the volume weighted average price of a PubCo Class A Ordinary Share, as reported on the Trading Market, determined for the Trading Days that occur during the Adjustment Period (as reported on Bloomberg).

“Trading Day” means any day on which the Trading Market is open for trading.

“Trading Market” means the national stock exchange on which the Issuer Shares are listed for trading, which shall be either Nasdaq Stock Market (“Nasdaq”) or The New York Stock Exchange (“NYSE”).

2.    Purchase of the PubCo Forward Purchase Securities.

2.1    For the sum of $10,000,000 (the “Purchase Price”), at the FP Closing (as defined in Section 4), PubCo agrees to sell the PubCo Forward Purchase Securities to the Purchaser, and the Purchaser hereby agrees to purchase the PubCo Forward Purchase Securities from PubCo, subject to the terms and subject to the conditions set forth in this Agreement. Each whole PubCo Forward Purchase Warrant is exercisable to purchase one PubCo Class A Ordinary Share at an exercise price of $11.50 per share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the IPO and (ii) thirty (30) days following the consummation of the Proposed Business Combination and expiring on the fifth anniversary of the consummation of the Proposed Business Combination.

2.2    In the event the Adjustment Period VWAP is less than $10.00 per PubCo Class A Ordinary Share, the Purchaser shall be entitled to receive a number of additional PubCo Class A Ordinary Shares equal to the product of (x) 1,000,000 PubCo Class A Ordinary Shares multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Forward Purchase Additional Shares”); provided that in the event the Adjustment Period VWAP is less than $8.00, the Adjustment Period VWAP for purposes of this calculation shall be deemed to be $8.00 (i.e., in no event shall the number of Forward Purchase Additional Shares exceed 250,000 PubCo Class A Ordinary Shares).

3.    Representations, Warranties and Agreements.

3.1    Purchaser’s Representations, Warranties and Agreements. To induce PubCo to issue the PubCo Forward Purchase Securities to the Purchaser, the Purchaser hereby represents and warrants to PubCo and agrees with PubCo as follows:

3.1.1    No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the PubCo Forward Purchase Securities.

3.1.2    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party, (iii) any law, statute, rule or regulation to which the Purchaser is subject, or (iv) any agreement, order, judgment or decree to which the Purchaser is subject.

3.1.3    Organization and Authority. The Purchaser is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Purchaser and each of the other parties to this Agreement, this Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.1.4    Experience, Financial Capability and Suitability. The Purchaser is: (i) sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the PubCo Forward Purchase Securities and has the capacity to protect its own interests and (ii) able to bear the economic risk of its investment in the PubCo Forward Purchase Securities for an indefinite period of time because the PubCo Forward Purchase Securities have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless pursuant to an effective registration statement under the Securities Act (including as contemplated in Section 6) or an exemption from such registration is available with respect to such sale. The Purchaser is able to afford a complete loss of the Purchaser’s investment in the PubCo Forward Purchase Securities.

3.1.5    Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of PubCo concerning an investment in PubCo, as well as the finances, operations, business and prospects of PubCo, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of PubCo and its business based upon Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 3 and Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to PubCo, its operations and/or its prospects.

3.1.6    Regulation D Offering. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

3.1.7    Investment Purposes. The Purchaser is purchasing the PubCo Forward Purchase Securities solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.1.8    Restrictions on Transfer. The Purchaser understands the PubCo Forward Purchase Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Purchaser understands the PubCo Forward Purchase Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Purchaser understands that any certificates representing the PubCo Forward Purchase Securities will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the PubCo Forward Purchase Securities, such PubCo Forward Purchase Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Purchaser agrees that if any transfer of its PubCo Forward Purchase Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to deliver to PubCo an opinion of counsel satisfactory to PubCo. Absent registration or an exemption, the Purchaser agrees not to resell the PubCo Forward Purchase Securities.

3.1.9    No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

3.2    PubCo’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the PubCo Forward Purchase Securities, PubCo hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

3.2.1    Organization and Corporate Power. PubCo is a business company with limited liability incorporated under the laws of the British Virgin Island and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of PubCo. PubCo possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

3.2.2    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by PubCo of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the amended and restated memorandum of association and articles of association of PubCo, (ii) any agreement, indenture or instrument to which PubCo is a party or (iii) any law, statute, rule or regulation to which PubCo is subject, or (iv) any agreement, order, judgment or decree to which PubCo is subject.

3.2.3    Title to PubCo Forward Purchase Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the PubCo Forward Purchase Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Purchaser will have or receive good title to the PubCo Forward Purchase Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions described herein and under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the the Purchaser. PubCo will reserve sufficient PubCo Class A Ordinary Shares to permit issuance of all of the PubCo Forward Purchase Securities, including full exercise of the PubCo Forward Purchase Warrants.

3.2.4    No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting PubCo which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

3.2.5    Authorization. All corporate action on the part of PubCo, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the PubCo Forward Purchase Securities, the performance of all obligations of PubCo required pursuant hereto, and the authorization, issuance (or reservation for issuance) of the PubCo Forward Purchase Securities, has been taken. Upon execution and delivery by PubCo and each of the other parties to this Agreement, this Agreement constitutes a valid and legally binding obligation of PubCo, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When issued, the PubCo Forward Purchase Securities will constitute valid and legally binding obligations of PubCo, enforceable in accordance with their respective terms.

3.2.6    Capitalization. The authorized capital stock of PubCo on the date hereof, consists of 50,000 PubCo Class A Ordinary Shares, of which one PubCo Class A Ordinary Share is issued and outstanding as of the date of this Agreement. The issued and outstanding PubCo Class A Ordinary Share (a) has been duly authorized and validly issued, and (b) is fully paid and non-assessable. The rights, preferences, privileges and restrictions of the PubCo Class A Ordinary Shares and the PubCo Class B Ordinary Shares are as stated in the amended and restated memorandum of association and articles of association of PubCo currently on file with the registrar of corporate affairs of the British Virgin Islands. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from PubCo of any securities of PubCo.

3.2.7    No Governmental Consents. No governmental, administrative or other third party consents or approvals are required or necessary on the part of PubCo in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission (the “Commission”) and such state Blue Sky, FINRA and Nasdaq consents and approvals as may be required.

4.    Settlement Date and Delivery.

4.1    Closing. Contingent upon the substantially concurrent consummation of the closing of the Proposed Business Combination, the settlement of the forward purchase contract for the purchase and sale of the PubCo Forward Purchase Securities hereunder (the “FP Closing”) shall occur immediately following the Initial Merger Effective Time (as defined in the Merger Agreement) and immediately prior to the SPAC Merger Effective Time (as defined in the Merger Agreement). The date of the FP Closing is referred to herein as the “Closing Date”). At the FP Closing, PubCo will issue to the Purchaser the PubCo Forward Purchase Securities, each registered in the name of the Purchaser, against delivery of the Purchase Price in cash via wire transfer to an account specified in writing by PubCo no later than five (5) business days prior to the FP Closing.    For the avoidance of doubt, the parties acknowledge that following confirmation of the effective filing of the Initial Merger (as defined in the Merger Agreement), subject to the satisfaction or waiver by the applicable party of all of the conditions to the Closing of the Proposed Business Combination set forth in the Merger Agreement as of the filing of the Initial Merger, all conditions to closing of the Proposed Business Combination will be deemed to have been satisfied or waived for purposes of effecting the FP Closing.

4.2    Conditions to Closing of PubCo.

PubCo’s obligations to sell and issue the PubCo Forward Purchase Securities at the FP Closing are subject to the fulfillment on or prior to the FP Closing, as applicable, of each of the following conditions:

4.2.1    Representations. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

4.2.2    Blue Sky. PubCo shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the PubCo Forward Purchase Securities.

4.2.3    Business Combination. All conditions to the closing of the Proposed Business Combination as set forth in the Merger Agreement, including the approval by the SPAC’s stockholders of the Proposed Business Combination, if applicable, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at such closing, but subject to the satisfaction or waiver thereof), the Initial Merger Effective Time shall have occured prior to the FP Closing and the SPAC Merger Effective Time will occur on the same day; provided that the FP Closing shall occur no earlier than immediately after the Initial Merger Effective Time.

4.3    Conditions to Closing of the Purchaser.

The Purchaser’s obligation to purchase the PubCo Forward Purchase Securities at the FP Closing is subject to the fulfillment on or prior to the Closing Date, as applicable, of each of the following conditions:

4.3.1    Representations and Warranties Correct. The representations and warranties made by PubCo in Section 3 of this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

4.3.2    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by PubCo on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.3.3    Blue Sky. PubCo shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the PubCo Forward Purchase Securities.

4.3.4    Business Combination. All conditions to the closing of the Proposed Business Combination as set forth in the Merger Agreement, including the approval by the SPAC’s stockholders of the Proposed Business Combination, if applicable, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at such closing, but subject to the satisfaction or waiver thereof), the Initial Merger Effective Time shall have occured prior to the FP Closing and the SPAC Merger Effective Time will occur on the same day; provided that the FP Closing shall occur no earlier than immediately after the Initial Merger Effective Time.

5.    Terms of the PubCo Forward Purchase Securities. The PubCo Forward Purchase Warrants will be substantially identical to the warrants included in the units offered in the IPO (which themselves are to be converted into and become Assumed SPAC Warrants with effect on and from the Closing Date) as set forth in the Warrant Agreement entered into with Continental Stock Transfer and Trust Company, dated January 28, 2021, and as amended and restated prior to the SPAC Merger Effective Time (the “Warrant Agreement”), except that the PubCo Forward Purchase Warrants: (i) will be non-redeemable so long as they are held by the Purchaser (or any of its permitted transferees), and (ii) are exercisable on a “cashless” basis if held by Purchaser or its permitted transferees. The PubCo Forward Purchase Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered in accordance with Section 6.

6.    Registration Rights.

6.1    PubCo agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), PubCo will file with the Commission (at PubCo’s sole cost and expense), a registration statement registering the resale of the PubCo Forward Purchase Securities (the initial registration statement and any other registration statement that may be filed by PubCo under this Section 6, the “Registration Statement”). PubCo shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies PubCo that it will “review” the Registration Statement) following the Closing Date and (ii) the second (2nd) business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, provided, however, that PubCo may delay effectiveness of the Registration Statement as may be necessary or advisable in order to permit the registration for resale of any additional PubCo Class A Ordinary Shares that may be issued to the PIPE Investors (as defined in the Merger Agreement) under the PIPE Subscription Agreements (as defined in the Merger Agreement) (such earlier date as may be delayed, the “Effectiveness Date”). PubCo agrees that PubCo will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two (2) years from the date of effectiveness of the initial Registration Statement, (ii) the date on which the Purchaser ceases to hold the PubCo Forward Purchase Securities covered by such Registration Statement, or (iii) the first date on which the Purchaser can sell all of its PubCo Forward Purchase Securities under Rule 144 of the Securities Act (“Rule 144”) without restriction, including without limitation, any volume or manner of sale restrictions and without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). PubCo’s obligations to include the PubCo Forward Purchase Securities in the Registration Statement are contingent upon the Purchaser furnishing in writing to PubCo such information regarding the Purchaser, the securities of PubCo held by the Purchaser and the intended method of disposition of the PubCo Forward Purchase Securities as shall be reasonably requested by PubCo to effect the registration of the PubCo Forward Purchase Securities (including disclosure of its beneficial ownership of the PubCo Forward Purchase Securities, as determined in accordance with Rule 13d-3 of the Exchange Act), and shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling shareholder in similar situations, provided that the Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the PubCo Forward Purchase Securities. Any failure by PubCo to file the Registration Statement by the Filing Date or for the Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve PubCo of its obligations to file or effect the Registration Statement as set forth in this Section 6. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Registration Statement, in which case PubCo’s obligation to register the PubCo Forward Purchase Securities will be deemed satisfied, or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents PubCo from including any or all of the PubCo Forward Purchase Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of securities by the applicable shareholders (including the Purchaser and other selling shareholders included in such proposed registration) or otherwise, such Registration Statement shall register for resale such number of PubCo Class A Ordinary Shares which is equal to the maximum number of PubCo Class A Ordinary Shares as is permitted by the Commission. In such event, the number of PubCo Class A Ordinary Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced (including the number of PubCo Forward Purchase Securities to be registered for the Purchaser) pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional PubCo Forward Purchase Securities under Rule 415 under the Securities Act, PubCo shall amend the Registration Statement or file a new Registration Statement to register such additional PubCo Forward Purchase Securities and cause such amendment or new Registration

Statement to become effective as promptly as practicable thereafter. For purposes of this Section 6 and Section 7, “PubCo Forward Purchase Securities” shall mean, as of any date of determination, the PubCo Forward Purchase Securities and any other equity security of PubCo issued or issuable with respect to such PubCo Forward Purchase Securities by way of warrant exercise, share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

6.2    In the case of the registration, qualification, exemption or compliance effected by the Purchaser pursuant to this Agreement, PubCo shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense, PubCo shall:

6.2.1    except for such times as PubCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which PubCo determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

6.2.2    advise the Purchaser within three (3) Business Days:

(A)    when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)    of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(C)    of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)    of the receipt by PubCo of any notification with respect to the suspension of the qualification of the PubCo Forward Purchase Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)    subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, PubCo shall not, when so advising the Purchaser of such events listed above, provide the Purchaser with any material, nonpublic information regarding PubCo other than to the extent that providing notice to the Purchase of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding PubCo;

6.2.3    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

6.2.4    upon the occurrence of any event contemplated above, except for such times as PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, PubCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the PubCo Forward Purchase Securites included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

6.2.5    use its commercially reasonable efforts to cause all PubCo Forward Purchase Securities to be listed on each securities exchange or market, if any, on which PubCo Class A Ordinary Shares and Assumed SPAC Warrants have been listed; and

6.2.6    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the PubCo Forward Purchase Securities contemplated hereby.

6.3    PubCo may delay filing or suspend the use of any such registration statement (x) if it determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of PubCo’s Annual Report on Form 10-K for its first completed fiscal year, or (z) if PubCo’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use would materially affect a bona fide business or financing transaction of the Issuer or any of its subsidiaries, or would require premature disclosure of information that could materially adversely affect PubCo (each such circumstance, a “Suspension Event”); provided, however, that PubCo may not delay filing or suspend use of any registration statement on more than two occasions or for more than forty-five (45) consecutive calendar days or more than ninety (90) total calendar days, in each case in any 12-month period. Upon receipt of any written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Purchaser agrees that it will (i) immediately discontinue offers and sales of the

PubCo Forward Purchase Securities under the Registration Statement until the Purchaser receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from PubCo that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by PubCo unless otherwise required by applicable law. If so directed by PubCo, the Purchaser will deliver to PubCo or, in Purchaser’s sole discretion, destroy all copies of the prospectus covering the PubCo Forward Purchase Securities in PubCo’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the PubCo Forward Purchase Securities shall not apply to (i) the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. In addition to the removal of restrictive legends at the Purchaser’s request contemplated by Section 7.3, during any periods that a Registration Statement registering the resale of the PubCo Forward Purchaser Securities is effective or when the PubCo Forward Purchaser Securities may be sold pursuant to Rule 144 or may be sold without restriction under Rule 144, PubCo shall, at its expense, cause PubCo’s transfer agent to remove any restrictive legends on any PubCo Forward Purchase Securities sold by the Purchaser within two (2) Business Days of the date that such PubCo Forward Purchase Securities are sold and the Purchaser notifies PubCo of such sale (and prior to removal the Purchaser provides PubCo with any customary representations in connection therewith). In connection therewith, if required by PubCo’s transfer agent, PubCo will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such PubCo Forward Purchaser Securities without any such legend.

6.4    From and after the FP Closing, PubCo shall indemnify, defend and hold harmless the Purchaser (to the extent a seller under the Registration Statement), and the officers, employees, affiliates, directors, partners, members, managers, investment advisors, attorneys and agents of the Purchaser, and each person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (the Purchaser, and each of the foregoing, a “Purchaser Indemnified Party”), from and against any losses, judgments, claims, damages, liabilities or reasonable costs or expenses (including reasonable attorneys’ fees) (collectively, “Losses”), that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information furnished in writing to PubCo by a Purchaser Indemnified Party expressly for use therein. Notwithstanding the forgoing, PubCo’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of PubCo (which consent shall not be unreasonably withheld, delayed or conditioned).

6.5    From and after the FP Closing, Purchaser shall indemnify, defend and hold harmless PubCo, and the officers, employees, affiliates, directors, partners, members, managers, attorneys and agents of PubCo, and each person, if any, who controls PubCo (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Losses, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding Purchaser furnished in writing to PubCo by a Purchaser Indemnified Party expressly for use therein. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the PubCo Forward Purchase Securities giving rise to such indemnification obligation. Notwithstanding the foregoing, the Purchaser’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned).

6.6    If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6.6 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6.6 shall be individual, not joint, and in no event shall the liability of the Purchaser under this Section 6.6 be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the PubCo Forward Purchase Securities giving rise to such indemnification obligation.

6.7    Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.8    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the PubCo Forward Purchase Securities purchased pursuant to this Agreement.

6.9    The Issuer hereby agrees to cause all PubCo Forward Purchaser Securities to be listed on the Nasdaq or the NYSE, as determined by the Issuer, and to ensure and maintain the eligibility of the PubCo Class A Ordinary Shares and Assumed SPAC Warrants for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

6.10    Until the earliest of (i) the first date on which the Purchaser can sell all of the PubCo Forward Purchaser Securities under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) two (2) years from the Closing Date, PubCo covenants to maintain the registration of the PubCo Forward Purchaser Securities under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the effective date of registration of the PubCo Forward Purchaser Securities pursuant to the Exchange Act.

7.    Restrictions on Transfer.

7.1    Securities Law Restrictions. Purchaser hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the PubCo Forward Purchase Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the PubCo Forward Purchase Securities proposed to be transferred shall then be effective or (b) PubCo has received an opinion of counsel for PubCo that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and under all applicable state securities laws.

7.2    Lock up.

7.2.1    The Purchaser hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of 250,000 of the PubCo Forward Purchase Shares until the earlier to occur of (the “Share Lock Up”): (a) one year after the completion of the Business Combination or (b) the date following the completion of the Business Combination on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Class A Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of PubCo Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, the PubCo Forward Purchase Shares will be released from the Share Lock Up.

7.2.2    Purchaser hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the remaining 1,000,000 PubCo Forward Purchase Shares, the PubCo Forward Purchase Warrants and the PubCo Class A Ordinary Shares issuable upon exercise of the PubCo Forward Purchase Warrants until 30 days after the completion of the Business Combination except for transfers to certain permitted transferees (as such term defined in the prospectus for the IPO).

7.3    Restrictive Legends. All certificates representing the PubCo Forward Purchase Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR PUBCO, IS AVAILABLE.”

All certificates representing the PubCo Forward Purchase Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.”

Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of PubCo’s transfer agent, PubCo shall ensure that instruments, whether certificated or uncertificated, evidencing the PubCo Forward Purchase Securities shall not contain any legend (including the legend set forth in this Section 7.3), (i) following any sale of such PubCo Forward Purchase Securities pursuant to Rule 144, or (ii) if such PubCo Forward Purchase Securities are eligible for sale under Rule 144 without the requirement for PubCo to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

7.4    Additional Units or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than ordinary shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting outstanding PubCo Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any PubCo Forward Purchase Securities subject to this Section or into which such PubCo Forward Purchase Securities thereby become convertible shall immediately be subject to this Section 7.4 and Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of PubCo Forward Purchase Securities subject to this Section 6.4 and Section 4.

8.    Other Agreements.

8.1    Further Assurances. Each of PubCo and Purchaser agrees to execute such further instruments and to take such further action as may reasonably be requested by the other party to carry out the intent of this Agreement.

8.2    Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

8.3    Entire Agreement. This Agreement, together with the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement) embody the entire agreement and understanding between the Purchaser, PubCo and the SPAC with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.4    Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto. This Agreement amends and restates the Existing FPC in its entirety, and subject to the last sentence of Section 10, the rights and obligations under the Existing FPC are hereby terminated, are null and void and have no effect.

8.5    Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.6    Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other party, except that the Purchaser may assign this Agreement to any of its affiliates.

8.7    Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

8.8    Governing Law and Venue. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal or state courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.9    Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.10    No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11    Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

8.12    No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.13    Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.14    Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.15    Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

8.16    Mutual Drafting. This Agreement is the joint product of the Purchaser and PubCo and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9.    Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

10.    Term. The Purchaser’s obligation to acquire the PubCo Forward Purchase Securities hereunder, and PubCo’s obligation to sell the PubCo Forward Purchase Securities hereunder, shall be in effect until (and shall terminate automatically upon) the earlier of (i) the date the Merger Agreement is terminated, (ii) the consummation of the Proposed Business Combination (and FP Closing hereunder) within the time frame permitted by SPAC’s amended and restated certificate of incorporation (the “Charter”), which, as of the date hereof, is expected to be 24 months from the consummation of the IPO, including any extensions beyond such term effected pursuant to the terms of the Charter, (iii) the liquidation of SPAC in the event that the SPAC is unable to consummate the Proposed Business Combination within the time frame permitted by the Charter (including any extensions), and (iv) the mutual written agreement of each of the parties hereto to terminate this Agreement. In the event of any termination of this Agreement pursuant to Section 10(i), (a) the Existing FPC shall be automatically reinstated with immediate effect and shall continue in full force and effect as if this Agreement were never executed, (b) the Purchase Price, if previously paid, and any other Purchaser funds paid to PubCo in connection herewith, shall be promptly returned to the Purchaser, and (c) thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser, SPAC or PubCo and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party hereunder shall cease.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Forward Purchase Contract to be duly executed by their respective authorized signatories as of the date first indicated above.

Satellogic Inc.

By:	/s/ Richard Dunn
Name: Richard Dunn Title: Director

CFAC Holdings V, LLC

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chief Executive Officer

Accepted and agreed this 5th day of July, 2021.

CF Acquisition Corp. V

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chief Executive Officer

[Signature Page to Forward Purchase Contract dated July 5, 2021 by and among Satellogic Inc., CFAC Holdings V, LLC and CF Acquisition Corp. V]

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